                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

Reynolds Metals Company

    We have audited the accompanying combined balance sheets of North
American Can Operations (a component of Reynolds Metals Company) as defined in Note 1 (the "Operation") as of December 31, 1997 and 1996, and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Operation's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Operation, as defined in Note 1, at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Ernst & Young LLP

Richmond, Virginia
April 28, 1998

                         NORTH AMERICAN CAN OPERATIONS
                    (A COMPONENT OF REYNOLDS METALS COMPANY)

                             COMBINED BALANCE SHEET

                            (IN MILLIONS OF DOLLARS)

                                                               DECEMBER 31
                                                          --------------------
                                                             1997       1996
                                                          ---------  ---------
ASSETS
  Current assets:
    Customer receivables, less allowances of $0.2
      (1996-$0.1)......................................   $    54.5  $    49.7
    Receivables from Reynolds' Latin American
      affiliate........................................         6.2        5.0
    Inventories........................................       115.8       95.5
    Deferred taxes.....................................         4.6        7.7
    Other..............................................         3.3        3.1
                                                          ---------  ---------
  Total current assets.................................       184.4      161.0

  Property, plant and equipment........................       741.1      730.3
  Less allowances for depreciation and amortization....       404.5      355.3
                                                          ---------  ---------
                                                              336.6      375.0

  Assets held for sale.................................         6.2        8.0
  Other assets.........................................        38.9       38.6
                                                          ---------  ---------
Total assets...........................................   $   566.1  $   582.6
                                                          ---------  ---------
                                                          ---------  ---------

LIABILITIES AND OWNER'S EQUITY
  Current liabilities:
    Accounts payable...................................   $    26.9  $    35.3
    Accounts payable -- Reynolds plant
      locations (net)..................................        43.2       34.9
    Accrued compensation and related amounts...........        10.4       12.2
    Restructuring liabilities..........................         4.6       10.1
    Other liabilities..................................         4.6        4.3
                                                          ---------  ---------
  Total current liabilities............................        89.7       96.8

  Long-term debt.......................................        54.4       54.6
  Deferred taxes.......................................        38.5       31.7
  Restructuring liabilities............................          --        8.8
  Environmental liabilities............................         8.5        8.8
  Owner's equity.......................................       375.0      381.9
  Contingent liabilities...............................
                                                          ---------  ---------
Total liabilities and owner's equity...................   $   566.1  $   582.6
                                                          ---------  ---------
                                                          ---------  ---------

                            See accompanying notes.

                         NORTH AMERICAN CAN OPERATIONS
                    (A COMPONENT OF REYNOLDS METALS COMPANY)

                          COMBINED STATEMENT OF INCOME

                            (IN MILLIONS OF DOLLARS)

                                                        YEARS ENDED DECEMBER 31
                                                 ----------------------------------
                                                    1997        1996        1995
                                                 ----------  ----------  ----------
REVENUES
  Net sales....................................  $  1,182.8  $  1,146.4  $  1,211.5
  Net sales to Reynolds' Latin American
    affiliate..................................         9.9        10.2        33.9
                                                 ----------  ----------  ----------
                                                    1,192.7     1,156.6     1,245.4
COSTS AND EXPENSES
  Cost of products sold........................     1,053.2     1,066.8     1,096.1
  Selling, administrative and general..........        32.1        33.9        36.2
  Depreciation and amortization................        56.7        53.8        53.4
  Interest.....................................         2.1          --         0.9
  Operational restructuring costs..............          --        37.2        15.9
                                                 ----------  ----------  ----------
                                                    1,144.1     1,191.7     1,202.5
EARNINGS
  Income (loss) before income taxes............        48.6       (35.1)       42.9
  Taxes on income (credit).....................        19.9       (13.0)       17.6
                                                 ----------  ----------  ----------
NET INCOME (LOSS)..............................  $     28.7  $    (22.1) $     25.3
                                                 ----------  ----------  ----------
                                                 ----------  ----------  ----------

                            See accompanying notes.

                         NORTH AMERICAN CAN OPERATIONS
                    (A COMPONENT OF REYNOLDS METALS COMPANY)

                        COMBINED STATEMENT OF CASH FLOWS

                            (IN MILLIONS OF DOLLARS)

                                                           YEARS ENDED DECEMBER 31
                                                       -------------------------------
                                                          1997       1996       1995
                                                       ---------  ---------  ---------
OPERATING ACTIVITIES:
  Net income (loss)..................................  $    28.7  $   (22.1) $    25.3
  Adjustments to reconcile to net cash provided
    by operating activities:
    Depreciation and amortization....................       56.7       53.8       53.4
    Operational restructuring costs..................     --           37.2       15.9
    Operational restructuring payments...............       (9.1)      (2.5)      (1.8)
    Deferred taxes...................................        9.9       (4.4)      (0.3)
    Changes in operating assets and liabilities:
      Decrease (increase) in receivables.............       (6.0)      21.9        6.5
      Decrease (increase) in inventories.............      (20.3)      35.4      (33.1)
      Increase (decrease) in payables................       (1.6)     (26.4)      12.7
      Other..........................................       (1.9)       2.6       (3.6)
                                                       ---------  ---------  ---------
Net cash provided by operating activities............       56.4       95.5       75.0
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment.....      (21.3)     (67.9)     (59.1)
  Proceeds from sales of assets......................        0.7        6.7     --
                                                       ---------  ---------  ---------
Net cash used in investing activities................      (20.6)     (61.2)     (59.1)
FINANCING ACTIVITIES:
  Cash changes in owner's equity.....................      (35.6)     (34.1)     (15.6)
  Debt payments......................................       (0.2)      (0.2)      (0.3)
                                                       ---------  ---------  ---------
Net cash used in financing activities................      (35.8)     (34.3)     (15.9)
                                                       ---------  ---------  ---------
CASH AT BEGINNING AND END OF PERIOD..................  $  --      $  --      $  --
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

                            See accompanying notes.

                         NORTH AMERICAN CAN OPERATIONS
                    (A COMPONENT OF REYNOLDS METALS COMPANY)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     (IN THE TABLES, DOLLARS ARE MILLIONS)

1. BASIS OF PRESENTATION

    North American Can Operations is a component of Reynolds Metals Company ("Reynolds") that primarily produces aluminum beverage cans and ends. The North American Can Operations (the "Operation") consist of 15 can and end plants in the U.S. and a can plant in Puerto Rico.

    The accompanying special-purpose combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of Ball Corporation. They have been prepared on a historical cost basis from the books and records of the Operation and Reynolds on the basis of established accounting methods, practices, procedures and policies (see Note
2) and the accounting judgments and estimation methodologies used by the Operation and Reynolds.

    The combined statement of income includes all items of revenue and income generated by the Operation, all items of expense directly incurred by it and expenses charged or allocated to it by Reynolds in the normal course of business. In addition, certain Reynolds corporate expenses were allocated by Reynolds to the Operation for the sole purpose of preparing these special-purpose combined financial statements. For additional information concerning expenses charged or allocated to the Operation by Reynolds, see
Note 3.

    The Operation's results have been included in Reynolds' combined U.S. federal and applicable state income tax returns. The amount of taxes payable or receivable due to/from Reynolds for 1997, 1996 and 1995 is included as a component of Owner's Equity and equals the current provision for taxes (see
Note 7). The provision for income taxes, the related assets and liabilities and the disclosures in the footnotes are presented as if the Operation had filed separate tax returns and are in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

    The debt of the Operation consists of obligations that are specifically identifiable with associated capital expenditures of the Operation. No other debt of Reynolds (or related interest expense) has been allocated to the Operation.

    Because of the special purpose of the Operation's combined financial statements and the significant related party transactions (as described in Note 3), these special-purpose combined financial statements may not necessarily be indicative of the combined financial position, results of operations or cash flows that would have resulted if the Operation had been operated as a separate entity. Management believes that the accounting judgments, estimations and allocations made in preparing these special-purpose combined financial statements were reasonable.

2. ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

    These special-purpose combined financial statements include the accounts of the Operation after eliminating profits and losses on transactions within the Operation.

REVENUE RECOGNITION

    Revenues are recognized when products are shipped and ownership risk and title pass to the customer.

INVENTORIES

    Inventories are stated at the lower of cost or market. Inventory costs were determined by the first-in, first-out method and principally consist of finished goods.

DEPRECIATION AND AMORTIZATION

    The straight-line method is used to depreciate plant and equipment over their estimated useful lives (buildings -- 10 to 40 years, machinery and equipment -- 5 to 20 years).

ENVIRONMENTAL EXPENDITURES

    Remediation costs are accrued when it is probable that such efforts will be required and the related costs can be reasonably estimated.

STATEMENT OF CASH FLOWS

    Reynolds utilizes a centralized cash management system for all of its domestic operations, including the Operation. Cash receipts are transferred to Reynolds while the cash disbursements are made by Reynolds on behalf of the Operation, each on a current basis. The net cash generated by the Operation in the combined statement of cash flows is reflected as a change in the Owner's Equity account.

USE OF ESTIMATES

    Generally accepted accounting principles require management to make estimates and assumptions that affect assets and liabilities, contingent assets and liabilities, and revenues and expenses. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

REYNOLDS' LATIN AMERICAN AFFILIATE

    The Operation sells cans to a Reynolds' affiliate that produces and markets cans in Latin America. The Operation sells cans to the affiliate, as necessary, to cover production shortages.

NET INVENTORY PURCHASES FROM REYNOLDS

    Reynolds has been a primary supplier of aluminum sheet to the Operation. The Operation also sells aluminum scrap to Reynolds (which is accounted for as a credit to aluminum sheet purchases). The following is a summary of these transactions (which were made at market prices) for each of the last three years.

                                                          YEARS ENDED DECEMBER 31
                                                      -------------------------------
                                                         1997       1996       1995
                                                      ---------  ---------  ---------
Aluminum sheet purchases............................  $   539.5  $   517.7  $   468.6
Aluminum scrap sales................................      (31.3)     (30.8)     (38.5)
                                                      ---------  ---------  ---------
  Total.............................................  $   508.2  $   486.9  $   430.1
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

OPERATING EXPENSES

    The expenses charged or allocated to the Operation by Reynolds in the normal course of business consist of the following:

                                                         YEARS ENDED DECEMBER 31
                                                     -------------------------------
                                                        1997       1996       1995
                                                     ---------  ---------  ---------
Employee benefits:
  Pensions.........................................  $     7.8  $     6.6  $     6.4
  Other postretirement benefits....................        4.0        5.1        5.8
  Insurance -- principally medical for
    active personnel...............................       17.0       17.8       16.0
  Workers' compensation............................        4.0        3.9        3.3
  Information system usage.........................        2.1        2.4        2.1
Other..............................................        3.0        2.5        3.0
                                                     ---------  ---------  ---------
                                                     $    37.9  $    38.3  $    36.6
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    Reynolds maintains several noncontributory defined benefit pension plans (including the Operation, Reynolds and certain consolidated subsidiaries of Reynolds) that cover substantially all of the Operation's employees. Plans covering salaried employees provide pension benefits based on a formula. The formula considers length of service and earnings during years of service. Plans covering hourly employees generally provide a specific amount of benefits for each year of service.

    Reynolds also maintains postretirement benefits plans (including the Operation, Reynolds and certain consolidated subsidiaries of Reynolds) that provide most of the Operation's retired employees with health care and life insurance benefits. Substantially all employees may become eligible for these benefits if they work for the Operation until retirement age.

    The Operation recognizes employee benefit costs based on allocations from Reynolds. These allocations were determined in a fair and equitable manner and have been consistently applied to the Operation and to Reynolds' other operations. Information system usage is charged based on actual computer time used by the Operation.

ALLOCATION OF CORPORATE SELLING, ADMINISTRATIVE AND GENERAL EXPENSES

    In addition to the operating expenses discussed above, certain Reynolds corporate expenses were allocated to the Operation by Reynolds for the sole purpose of preparing these special-purpose combined financial statements. These expenses were allocated to the Operation based on the relationship of the aggregate of the Operation's net sales, fixed assets and equity investments compared to that of Reynolds. These expenses amounted to $13.7 million in 1997 ($12.1 million in 1996 and $17.3 million in 1995).

ACCOUNTS PAYABLE

    Accounts Payable -- Reynolds plant locations (net) reflects the net liability to Reynolds for purchases of aluminum sheet less the receivable from Reynolds for sales of scrap. The net liability assumes normal payment terms existed between Reynolds and the Operation. All other related party transactions are accounted for as changes to the Owner's Equity account.

4. OPERATIONAL RESTRUCTURING COSTS

    The operational restructuring costs for 1996 and 1995 resulted from the closings and modernizations of certain domestic can plants of the Operation. Two plants were closed as their capacities were in excess of the Operation's customer needs. Productivity gains from modernizations within the Operation's can-making system and slower overall growth in the domestic can market lead to this rationalization. The significant components of these costs were as follows:

                                                             YEARS ENDED DECEMBER 31
                                                             -----------------------
                                                                1996        1995
                                                             ----------  -----------
Employee termination costs.................................  $     30.3  $       2.4
Asset revaluations.........................................         5.2         10.2
Other......................................................         1.7          3.3
                                                             ----------  -----------
                                                             $     37.2  $      15.9
                                                             ----------  -----------
                                                             ----------  -----------

    The employee termination costs represent approximately 475 personnel (principally hourly employees). Included in the employee termination amount for 1996 is $18.9 million related to pension and other post-retirement liabilities. As these liabilities will be funded over time by Reynolds, the amounts are included as a component of Owner's Equity in the combined balance sheet. Most of the remaining cash requirements were paid as of the end of 1997, with the balance ($4.6 million) to be paid in 1998.

    The asset revaluations were for assets to be sold (property, plant and equipment) as a result of the restructuring of operations. These assets were revalued to their estimated recoverable value.

5. PROPERTY, PLANT AND EQUIPMENT (AT COST)

                                                           DECEMBER 31
                                                       --------------------
                                                         1997       1996
                                                       ---------  ---------
Land and land improvements...........................  $    19.2  $    19.2
Buildings............................................       93.2       85.8
Machinery and equipment..............................      621.5      588.0
Construction in progress.............................        7.2       37.3
                                                       ---------  ---------
                                                           741.1      730.3
Less allowances for depreciation and amortization....      404.5      355.3
                                                       ---------  ---------
Net property, plant and equipment....................  $   336.6  $   375.0
                                                       ---------  ---------
                                                       ---------  ---------

6. FINANCING ARRANGEMENTS

    The Operation's debt at December 31, 1997 consists of $49.2 million of industrial and environmental control revenue bonds (including $41.2 million at the Puerto Rico can plant) and a mortgage of $5.4 million (which includes $0.2 million in Other current liabilities in the Combined Balance Sheet).

    The industrial and environmental control revenue bonds bear interest at a variable rate (averaging approximately 3.8% at December 31, 1997). These bonds require principal repayments in a lump sum in 2013 ($41.2 million) and 2015 ($8.0 million). Letters of credit issued to Reynolds by banks support these bonds. The mortgage bears interest at a fixed rate of 10%. The mortgage requires principal repayments through 2009 (approximately $0.2 to $0.3 million a year for the next five years).

    Interest expense incurred was $2.6 million in 1997 ($2.8 million in 1996 and $3.0 million in 1995). Interest capitalized amounted to $0.5 million in 1997 ($2.8 million in 1996 and $2.1 million in 1995).

    The financing arrangements contain compliance requirements, such as maintaining and operating the associated facilities in good repair during their useful lives. Upon the occurrence of certain events, including cessation of operation of the Puerto Rican plant, the maturities of the Operation's debt could be accelerated. These requirements do not inhibit operations or the use of fixed assets. At December 31, 1997, the Operation met all such compliance requirements.

    The fair value of the Operation's debt was approximately equal to book value at the end of 1997 and 1996.

7. TAXES ON INCOME

    The significant components of the provision for taxes on income (credit) were:

                                                           YEARS ENDED DECEMBER 31
                                                       -------------------------------
                                                          1997       1996       1995
                                                       ---------  ---------  ---------
Current:
  Federal............................................  $     9.1  $    (8.0) $    14.9
  State..............................................        0.9       (0.6)       3.0
                                                       ---------  ---------  ---------
  Total current......................................       10.0       (8.6)      17.9
                                                       ---------  ---------  ---------
Deferred:
  Federal............................................        7.4       (2.8)      (0.2)
  State..............................................        2.5       (1.6)      (0.1)
                                                       ---------  ---------  ---------
  Total deferred.....................................        9.9       (4.4)      (0.3)
                                                       ---------  ---------  ---------
Total................................................  $    19.9  $   (13.0) $    17.6
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

    The effective income tax rate varied from the statutory rate as follows:

                                                       YEARS ENDED DECEMBER 31
                                                   -------------------------------
                                                      1997       1996       1995
                                                   ---------  ---------  ---------
Federal statutory rate........................         35%       (35)%        35%
State income taxes............................          4         (4)          4
Goodwill and other............................          2          2           2
                                                      ---        ---         ---
Effective rate................................         41%       (37)%        41%
                                                      ---        ---         ---
                                                      ---        ---         ---

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1997, the Operation had $7.9 million (1996 -- $14.9 million) of deferred tax assets and $41.8 million (1996 -- $38.9 million) of deferred tax liabilities. The significant components of deferred tax assets and liabilities reflected in the combined balance sheet are as follows:

                                                           DECEMBER 31
                                       -----------------------------------------------------
                                                 1997                        1996
                                       --------------------------  -------------------------
                                         CURRENT     NONCURRENT      CURRENT     NONCURRENT
                                          ASSET       LIABILITY       ASSET       LIABILITY
                                       -----------  -------------  -----------  ------------
Tax over book depreciation...........   $   --        $  41.8        $  --        $  38.9
Environmental and restructuring
  costs..............................       1.8          (3.3)          4.0          (7.2)
Other................................       2.8          --             3.7          --
                                        -------       -------        ------       -------
Total................................   $   4.6       $  38.5        $  7.7       $  31.7
                                        -------       -------        ------       -------
                                        -------       -------        ------       -------

    Included in the Operation is a corporation (Latas de Aluminio Reynolds, Inc.) which for all years joined in the filing of a U.S. federal consolidated income tax return with Reynolds and its affiliated group members. Each entity included in a consolidated return is severally liable for any resultant tax reflected on such consolidated return.

8. CONTINGENT LIABILITIES

LEGAL

    Various suits, claims and actions are pending against the Operation. In the opinion of management, after consultation with legal counsel, disposition of these suits, claims and actions, either individually or in the aggregate, will not have a material adverse effect on the Operation's competitive or financial position or its expected ongoing results of operations.

ENVIRONMENTAL

    The Operation is involved in various environmental improvement activities resulting from past operations including where Reynolds has been designated as a potentially responsible party ("PRP"), with others, at various Environmental Protection Agency-designated Superfund sites.

    Amounts have been recorded (on an undiscounted basis) which, in management's best estimate, will be sufficient to satisfy anticipated costs of known remediation requirements. At December 31, 1997, the accrual for environmental remediation costs was $8.4 million. This amount is expected to be spent over the next 10 to 15 years with the majority to be spent by the year 2002.

    Estimated environmental remediation costs are developed after considering, among other things, the following:

    - currently available technological solutions

    - alternative cleanup methods

    - risk-based assessments of the contamination

    - estimated proportionate share of remediation costs (if applicable)

    The Operation may also use external consultants, and consider, when available, estimates by other PRPs and governmental agencies and information regarding the financial viability of other PRPs. Based on information currently available, the Operation believes it is unlikely that it will incur substantial additional costs as a result of failure by other PRPs to satisfy their responsibilities for remediation costs.

    Estimated costs for future environmental compliance and remediation are necessarily imprecise because of factors such as:

    - continuing evolution of environmental laws and regulatory requirements

    - availability and application of technology

    - identification of presently unknown remediation requirements

    - cost allocations among PRPs

    Further, it is not possible to predict the amount or timing of future costs of environmental remediation that may subsequently be determined. Based on information presently available, such future costs are not expected to have a material adverse effect on the Operation's competitive or financial position or its expected ongoing results of operations.

9. OTHER

MAJOR CUSTOMERS

    The Operation has two major customers. Sales to Philip Morris Companies, Inc. ("PM") represented 45% of customer net sales in 1997 (47% in 1996 and 41% in 1995). The combined sales to Coca-Cola bottlers (as a group) represented 20% of customer net sales in 1997 (19% in 1996 and 20% in 1995). At December 31, 1997, receivables from PM and the Coca-Cola bottlers (as a group) were 21% and 10%, respectively, as a percentage of total customer receivables.

RESEARCH AND DEVELOPMENT

    The Operation incurred $6.1 million in research and development costs in 1997 ($7.2 million in 1996 and $6.6 million in 1995).

CONSIGNMENT INVENTORIES

    The Operation holds certain materials (principally aluminum sheet inventory) at its facilities on consignment from Reynolds and certain outside vendors. At December 31, 1997, the total value of aluminum sheet inventory on consignment was $23.9 million ($14.4 million at December 31, 1996). Under these consignment agreements, the Operation takes title to the materials at the time they are placed into the production process. Additionally, any consignment inventory held in excess of certain periods of time (whether used or not) becomes the Operation's inventory. Aluminum sheet inventory on consignment from Reynolds at December 31, 1997 totaled $18.1 million ($10.9 million at December 31, 1996).